Rancher Energy Secures CO2 for Enhanced Oil Recovery via Supply Agreement with Anadarko Petroleum

DENVER, CO - December 19, 2006 - Rancher Energy Corp. (OTC BB: RNCH) (“Rancher Energy” or the “Company”) announced the execution of an agreement with Anadarko Petroleum Corporation (NYSE: APC) (“Anadarko”) to procure the supply of carbon dioxide (CO2) for the Company’s enhanced oil recovery (EOR) projects. Rancher Energy intends to use the CO2 in the Big Muddy, Cole Creek South, and South Glenrock B fields it plans to acquire in Wyoming’s Powder River Basin. The Company expects to substantially enhance recovery of oil from these 3 projects by injecting CO2 into the reservoirs to stimulate oil production.

CO2 injection is a tertiary EOR method that can yield dramatic results. Traditional primary recovery efforts generally produce only 10% of a reservoir's original oil in place, leaving the remaining oil “stranded”. CO2 acts as a powerful solvent to wash the residual oil saturation left in mature oil fields and enhance the movement of hydrocarbons through the formation after a secondary waterflood program has run its course.

The Company believes that CO2 injection has an environmental benefit as well. Geologic sequestration of CO2 involves capturing, compressing, and storing the greenhouse gas in subsurface environments including oil reservoirs. Utilizing CO2 flooding to develop its oil fields should enable Rancher Energy to generate substantial sequestration credits.

John Works, President & CEO of Rancher Energy, commented: “Securing a supply of CO2 through our agreement with Anadarko marks a highly significant milestone in the growth of Rancher Energy. CO2 injection into mature oil fields to prolong and extend their production is the cornerstone of our strategy for maximizing our assets in the Powder River Basin. We eagerly anticipate building a long and profitable relationship with Anadarko and increasing oil production in the State of Wyoming using this effective and environmentally friendly EOR technique.”

ABOUT THE COMPANY

Rancher Energy Corp. focuses on the oil & gas sector by specializing in evaluating older, historically productive fields in order to determine their potential for secondary and tertiary recovery. Management plans to determine the economics, and where viable, proceed with development of the assets into producing wells. Current high oil & gas prices alongside advances in technology are expected to make these assets an attractive source of potentially recoverable oil & gas reserves.

Forward-Looking Statements:

This press release includes forward-looking statements as determined by the U.S. Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the Company’s ability to obtain additional financing to acquire the three properties it has contracted to purchase in the Powder River Basin, obtaining financing to construct pipeline and other infrastructure and for other operational and working capital purposes, the uncertainty of recovery factors for the EOR projects, the volatility of oil prices, general economic and business conditions, and other factors over which the Company has little or no control. The Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.

ON BEHALF OF THE BOARD
Rancher Energy Corp.

John Works, President

Investor Relations Contact: Great Northwest Investor Relations Inc. 1-866-375-RNCH (7624)
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